                                 SCHEDULE 14A
                                (RULE 14a-101)


                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[X]  Preliminary proxy statement.

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2)).

[_]  Definitive proxy statement.

[_]  Definitive additional materials.

[_]  Soliciting material pursuant to rule 14a-12

                           Astea International Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

     -------------------------------------------------------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                           Astea International Inc.
                           455 Business Center Drive
                               Horsham, PA 19044

                                XXXX  XX, 2001


Dear Stockholder of Astea International Inc.:

     You are invited to attend a special meeting of the stockholders (the "Meeting") of Astea International Inc., a Delaware corporation (the "Company"), to be held on XXXXXX, XXXX XX, 2001, beginning at 10:00 a.m. local time, at the Company's corporate offices at 455 Business Center Drive, Horsham, PA 19044.

     At the Meeting, you will be asked to approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's outstanding Common Stock. The Company is asking stockholders to approve a resolution for a 1:4 reverse stock split. If the proposal is approved by the Company's stockholders, the Board of Directors, in its discretion, will implement the reverse stock split if it deems it then to continue to be in the best interests of the Company and its stockholders. If the 1:4 reverse stock split is implemented, every four shares of our Common Stock outstanding will be converted into one share of Common Stock.

     The Company's Board of Directors believes that the reverse stock split proposal is advisable and in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR the proposal.

     As described in the attached Proxy Statement, certain of the Company's stockholders, controlling the vote of 61.2 % of the outstanding shares, have expressed their intention to vote in favor of the proposal. Because the proposal requires approval of a majority of the shares entitled to vote thereon, if such stockholders vote accordingly, the proposal will be adopted.

     The enclosed Notice and Proxy Statement contain details concerning the reverse stock split proposal. We urge you to read and consider these documents carefully. Whether or not you plan to be at the Meeting, please be sure to sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible so that your shares may be represented at the Meeting and voted in accordance with your wishes.


                                        Sincerely,

                                        /s/ ZACK B. BERGREEN
                                        -------------------------------------
                                        Zack B. Bergreen
                                        Chairman, Chief Executive Officer
                                        and Secretary

                           ASTEA INTERNATIONAL INC.
                           455 Business Center Drive
                               Horsham, PA 19044


                   Notice of Special Meeting of Stockholders
                           TO BE HELD XXXX  XX, 2001


To the Stockholders of ASTEA INTERNATIONAL INC.:

      Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of Astea International Inc., a Delaware corporation (the "Company"), will be held on XXXXX, XXX, XX, 2001, beginning at 10:00 a.m. local time, at the Company's corporate offices at 455 Business Center Drive, Horsham, PA 19044 to consider and act upon a proposal to effect a reverse stock split of the Company's outstanding Common Stock based upon a 1:4 reverse stock split ratio. Following the Meeting, the Board of Directors of the Company, in its discretion, and assuming stockholder approval has been received, will implement the reverse stock split if it deems it then to continue to be in the best interests of the Company and its stockholders. If the 1:4 reverse stock split is implemented, every four shares of our Common Stock outstanding will be converted into one share of Common Stock.

      The Board of Directors has fixed the close of business on XXXX XX, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. The reverse stock split proposal is more fully described in the accompanying Proxy Statement, which forms a part of this Notice and should be read carefully by all stockholders.

                                        By Order of the Board of Directors,


                                        /s/ Zack B. Bergreen
                                        --------------------------------------
                                        Zack B. Bergreen
                                        Chairman, Chief Executive Officer
                                        and Secretary

XXXX XX, 2001



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED (WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES). A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                           ASTEA INTERNATIONAL INC.
                           455 Business Center Drive
                               Horsham, PA 19044

                               ________________

                                PROXY STATEMENT
                                      FOR
           SPECIAL MEETING OF STOCKHOLDERS TO BE HELD XXXX  XX, 2001

                               ________________

      This Proxy Statement and the accompanying proxy card are first being mailed to the Company's stockholders on or about XXXX XX, 2001. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Astea International Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders scheduled for XXX XX, 2001 (the "Meeting"), beginning at 10:00 a.m. local time, at the Company's corporate offices at 455 Business Center Drive, Horsham, PA 19044, to consider and act upon the following proposal:

      At the Meeting, you will be asked to approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's outstanding common stock, par value $0.01 per share ("Common Stock") at a ratio of 1:4 (the "Reverse Stock Split"). If the proposal is approved by the Company's stockholders, the Board of Directors, in its discretion, will implement the Reverse Stock Split if it deems it then to continue to be in the best interests of the Company.

      If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted in accordance with the instructions marked thereon. Signed Proxies which are not marked to the contrary will be voted FOR the proposal. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company. Alternatively, you may revoke your proxy by attending the meeting and voting your shares in person.

      The presence of a majority of the outstanding shares entitled to vote at the Meeting and represented in person or by proxy will constitute a quorum. Approval of the Reverse Stock Split proposal requires the affirmative vote of a majority of the shares entitled to vote thereon. Abstentions and proxies relating to "street name" shares for which brokers have not received voting instructions from the beneficial owner ("Broker Non-Votes") will be counted to determine whether a quorum is present. Because a majority of the outstanding shares entitled to vote is required to approve the proposal, both abstentions and Broker Non-Votes will have the effect of votes "against" the proposal.

      As described herein, certain of the Company's stockholders (in particular its Chairman, Zack Bergreen, and a Director, Barry Goldsmith, in his capacity as a Member of Fallen Angel Capital, LLC, the general partner of Fallen Angel Equity Fund, L.P.) have expressed their intention to vote their shares in favor of the proposal. These stockholders control the vote of 61.2% of the outstanding shares of Common Stock. If such stockholders vote their shares consistent with this expressed intention, the proposal will be approved.

      Expenses incurred in the solicitation of proxies will be borne by the Company. Solicitations will be made by mail, and officers and other employees of the Company may also solicit proxies by telephone, telecopy or personal interview.

      As of the close of business on XXXX XX, 2001, the record date, the Company had outstanding [14,655,887] shares of Common Stock and such shares are the only shares entitled to vote at the Meeting. Each share is entitled to one vote on each matter to be voted upon at the Meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information with respect to beneficial ownership of our Common Stock, as of March 30, 2001, by:

 . each stockholder that is known to us to beneficially own more than 5% of our Common Stock;

 .  each of our directors;

 .  our chief executive officer and each of our executive officers; and

 .  all of our executive officers and directors as a group.

      Applicable percentage ownership in the table is based upon 14,655,887 shares of common stock outstanding as of March 30, 2001. Unless otherwise indicated, the mailing address for each of the named individuals is c/o Astea International Inc., 455 Business Center Drive, Horsham, PA 19044.

   Name of Beneficial Owner                              Amount of Ownership(1)         Percent of Class(2)
   ------------------------                              ----------------------         -------------------
Zack B. Bergreen(3)                                              6,792,108                       46.3%

Fallen Angel Equity Fund, L.P.(4)                                2,184,040                       14.9%
   125 Half Mile Road, Suite 202
   Red Bank, NJ 07701

Barry M. Goldsmith(5)                                            2,184,040                       14.9%

Adrian Peters                                                            0                         *

Isidore Sobkowski                                                        0                         *

Fredric Etskovitz                                                    8,000                         *

All  directors and executive officers as
 a group (5 persons)                                             8,984,148                       61.2%

* Less than 1% of the outstanding Common Stock

(1) Except as noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock owned, based upon information provided to the Company by Directors, officers and principal stockholders.
(2) Applicable percentage of ownership as of March 30, 2001 is based upon 14,655,887 shares of Common Stock outstanding as of that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and includes voting and investment power with respect to shares of Common Stock subject to options currently exercisable or exercisable within 60 days after March 30, 2001. Presently exercisable stock options are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(3) Includes 2,036,276 shares of Common Stock held by trusts of which Mr. Bergreen and his wife are the only trustees, 271,342 shares held by trusts with independent trustees, and 1,200,000 shares of Common Stock held by a family limited partnership of which Mr. Bergreen is the sole general partner.
(4) As reported in its most recent SEC filings, Fallen Angel Capital, LLC is the general partner of Fallen Angel Equity Fund, L.P.
(5) Represents 2,184,040 shares held by Fallen Angel Equity Fund, L.P. as reported in its most recent SEC filings. Mr. Goldsmith is a Member of Fallen Angel Capital, LLC, which is the general partner of Fallen Angel Equity Fund, L.P. Mr. Goldsmith disclaims beneficial ownership of the shares of Common Stock held by Fallen Angel Equity Fund, L.P.

                         REVERSE STOCK SPLIT PROPOSAL

     The Board of Directors of the Company has unanimously approved the presentation to stockholders of a proposal to amend the Company's Certificate of Incorporation (the "Certificate of Incorporation") to effect the Reverse Stock Split of the Company's outstanding Common Stock on the terms described herein . The Board of Directors has declared such amendment to the Certificate of Incorporation to be advisable and has recommended that the amendment be presented to the stockholders of the Company for approval. The Company is asking stockholders to approve a resolution for the 1:4 Reverse Stock Split. If the proposal is approved by the Company's stockholders, the Board of Directors, in its discretion, will implement the Reverse Stock Split if it deems it then to continue to be in the best interests of the Company and its stockholders.

     Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. If approved by the stockholders of the Company as provided herein, the Reverse Stock Split will be effected by an amendment to the Certificate of Incorporation in substantially the form attached to this Proxy Statement as Appendix A (the "Reverse Stock Split Amendment") and will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of Delaware or at such later date as may be set forth therein (the "Effective Date").

     The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is incorporated by reference herein.

     On the Effective Date, the Reverse Stock Split will result in the automatic conversion of four shares of issued and outstanding Common Stock into one share of Common Stock. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split, but instead, the Company will pay each holder of a fractional share an amount in cash equal to the value of such fractional interest on the Effective Date, as calculated based upon the average closing market price for the five business day period preceding the Effective Date.

     Even if the Reverse Stock Split proposal is approved by the stockholders, the Reverse Stock Split will be effected only upon a determination by the Board of Directors that the Reverse Stock Split continues to be in the best interests of the Company and its stockholders at that time. Notwithstanding approval of the Reverse Stock Split proposal by the stockholders of the Company, the Board of Directors may, in its sole discretion, determine not to effect the Reverse Stock Split or to delay such action based on the then-current trading price of the Common Stock or certain other factors described herein.

     Dissenting stockholders have no appraisal rights under Delaware law, the Company's Certificate of Incorporation or the Company's By-laws in connection with the approval of the Reverse Stock Split Amendment and the consummation of the Reverse Stock Split.

     The following stockholders of the Company, controlling, in the aggregate, the vote of 8,976,148 shares of the Company's Common Stock, have expressed their intention to vote in favor of the proposal: Zack B. Bergreen and Fallen Angel Equity Fund, L.P. These shares represent 61.2% of the total issued and outstanding Common Stock. Because the proposal is considered to be adopted by the stockholders of the Company if a majority of the Company's issued and outstanding shares vote in favor of the proposal, the approval and adoption of the proposal is assured if these stockholders vote their shares consistent with their expressed intent.

                 REASONS FOR THE REVERSE STOCK SPLIT PROPOSAL

     The primary purpose of the Reverse Stock Split is to cause an increase in the trading price per share of the Common Stock. The Company believes that a higher trading price will aid the Company in remaining eligible for listing on the Nasdaq National Market.

     The Company's Common Stock must maintain a minimum bid price of $1.00 per share in order to remain eligible for continued listing on The Nasdaq National Market. On December 13, 2000, the staff (the "Staff") of The Nasdaq Stock Market, Inc. ("Nasdaq") notified the Company that the closing bid price for its Common Stock had been below $1.00 per share for a period of thirty consecutive days. The Staff advised the Company that it would be given a period of ninety days within which to comply with the minimum bid price requirement in order to maintain its listing on The Nasdaq National Market.

     On February 28, 2001, Nasdaq sent the Company a letter stating that it had determined that we were not in compliance with its standards for continued listing, despite our having met the technical ten day cure of closing at or above the $1.00 minimum bid price for ten consecutive trading days, which was accomplished on February 6, 2001. In response to the letter, the Company requested a hearing before The Nasdaq Listing Qualifications Hearing Panel (the "Panel") to appeal Nasdaq's decision. The Panel stayed delisting and granted the Company a hearing, which took place on April 5, 2001. At the hearing, the Company explained its strategy for regaining compliance (the "Compliance Plan") and asked for time to attain stockholder approval of the Reverse Stock Split and, assuming approval is attained, time to implement the Reverse Stock Split . The Company requested a temporary waiver of listing requirements until September 15, 2001, so that the Company can proceed with the Compliance Plan. As of XXXX XX, 2001, the Panel has not advised the Company of its decision.

     On April XX, 2001, the last reported sale price of the Common Stock on The
Nasdaq National Market was $. [   ] per share.

     The Company believes that maintaining the listing of its Common Stock on The Nasdaq National Market is in the best interests of the Company and its stockholders. Inclusion in The Nasdaq National Market increases liquidity and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a Nasdaq National Market listing may enhance the Company's access to capital and increase the Company's financial flexibility. The Company believes that prospective investors will view an investment in the Company more favorably if its shares are listed on The Nasdaq National Market. The Company also believes that a Nasdaq National Market listing is viewed favorably by prospective as well as actual customers, partners and employees.

     The Company also believes that the current trading price per share of the Common Stock has reduced the effective marketability of the Company's shares of Common Stock because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Certain investors view low-priced stock as speculative and unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stock. Such policies and practices pertain to the payment of brokers commissions and to time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

     In addition, because brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Stock at its current low share price.

     In addition, if the Common Stock is not listed on The Nasdaq National Market and the trading price of the Common Stock were to remain below $1.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, a non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). In such event, the additional burdens imposed upon broker-dealers to effect transactions in the Common Stock could further limit the market liquidity of the Common Stock and the ability of investors to trade the Common Stock.

     As discussed below, in the event that the Common Stock is delisted from The Nasdaq National Market, the Company may also not qualify for listing on The Nasdaq SmallCap Market. See "Other Nasdaq Requirements." In such an event, sales of the Common Stock would likely be conducted only in the over-the-counter market or potentially in regional exchanges. This may have a negative impact on the liquidity and price of the Common Stock and investors may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of, the Common Stock.

     For all the above reasons, the Company believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. There can be no assurance, however, that the Reverse Stock Split will have the desired consequences. Specifically, there can be no assurance that, after the Reverse Stock Split, the market price of the Common Stock will not decrease to its pre-split levels or that the market capitalization of the Common Stock after the proposed Reverse Stock Split will be equal to the market capitalization before the proposed Reverse Stock Split. Further, despite Nasdaq's acceptance of our Compliance Plan, there is no guarantee of a continued Nasdaq listing.

                  EFFECT OF THE REVERSE STOCK SPLIT PROPOSAL

     Although the Company expects to file the Reverse Stock Split Amendment with the Delaware Secretary of State's office promptly following approval of the Reverse Stock Split proposal at the Meeting, the actual timing of such filing will be determined by the Board of Directors based upon its evaluation as to when such action is most advantageous to the Company and its stockholders. Further, notwithstanding approval of the Reverse Stock Split proposal by the stockholders of the Company, the Board of Directors may elect not to file the Reverse Stock Split Amendment at all.

     After the Effective Date of the Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock but will hold the same percentage of the outstanding shares (subject to adjustments for fractional shares resulting from the Reverse Stock Split) as such stockholder held prior to the Effective Date. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, and the per share exercise or conversion prices thereof, will be adjusted in proportion to the Reverse Stock Split exchange ratio in accordance with their terms as of the Effective Date. The Company does not believe that the immediate impact of the Reverse Stock Split will be to reduce the number of beneficial or record stockholders.

     The Reverse Stock Split may also result in some stockholders owning "odd lots" of less than 100 shares of Common Stock . Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

     Following the Reverse Stock Split, the number of shares of Common Stock outstanding will be reduced in proportion to the reverse split conversion ratio. The Reverse Stock Split will not affect the Company's total stockholders' equity. All share and per share information will be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

     There are currently 25,000,000 shares of Common Stock authorized under the Certificate of Incorporation. The Reverse Stock Split Amendment will not reduce the number of authorized shares of Common Stock. Therefore, the number of authorized but unissued shares of Common Stock will be increased significantly by the Reverse Stock Split. The Board of Directors considered reducing the number of shares of authorized Common Stock in connection with the Reverse Stock Split but determined that the availability of additional authorized shares may be beneficial to the Company in the future.

     The availability of additional authorized shares will allow the Board of Directors to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by stockholders or the time delay involved in obtaining stockholder approval (except to the extent that approval is otherwise required by applicable law). The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of Common Stock. The increase in the number of authorized but unissued shares of Common Stock may be construed as having an antitakeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Certificate of Incorporation or Bylaws.

     Based on the 14,655,887 shares of Common Stock outstanding as of March 30, 2001, the approximate number of shares of Common Stock that would be outstanding as a result of the Reverse Stock Split, based on the 1:4 exchange ratio is 3,663,971.

     The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder's proportionate equity interest in the Company (except with respect to adjustments for fractional shares). None of the rights currently accruing to holders of the Common Stock or options to purchase Common Stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of the Common Stock resulting from the Reverse Stock Split will entitle the holder thereof to one vote per share and will otherwise be identical to the outstanding Common Stock immediately prior to the Effective Date.

             EXCHANGE OF STOCK CERTIFICATES; NO FRACTIONAL SHARES

     The conversion of the shares of Common Stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of stockholders of the Company and without regard to the date on which certificates evidencing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. As of the Effective Date, four shares of Common Stock will be converted and reclassified into one share of post-split Common Stock.

     For example, if the 1:4 Reverse Stock Split is implemented by the Board of Directors, a holder of 400 shares immediately prior to the Effective Date would hold 100 shares after the Effective Date. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split, but instead, the Company will pay each holder of a fractional share an amount in cash equal to the value of such fractional interest on the Effective Date, such value to be calculated based upon the average closing market price for the five trading days immediately previous to the Effective Date.

     As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of shares of Common Stock, to be used in forwarding such holder's stock certificates for surrender and exchange for certificates evidencing the number of shares of Common Stock such stockholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates evidencing shares of Common Stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates evidencing the whole number of shares of Common Stock that such stockholder will hold as a result of the Reverse Stock Split. Stockholders will not be required to pay any transfer fee or other fee in connection with the exchange of certificates.

     The Company estimates that its aggregate expenses relating to the Reverse Stock Split will be approximately $30,000.

STOCKHOLDERS SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM THE COMPANY.

     As of the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date will be deemed canceled and, for all corporate purposes, will be deemed only to evidence the right to receive a new stock certificate representing the number of shares of Common Stock into which the shares of Common Stock evidenced by such certificate have been converted as a result of the Reverse Stock Split.

                           OTHER NASDAQ REQUIREMENTS

     In addition to the $1.00 minimum bid price per share requirement described above, the continued listing of the Common Stock on The Nasdaq National Market is subject to the maintenance of the other quantitative and qualitative requirements set forth in the Nasdaq National Market Listing Requirements. In particular, the Nasdaq National Market Listing Requirements require that a company currently included in The Nasdaq National Market meet each of the following standards to maintain its continued listing:

     (1)  net tangible assets of $4,000,000;
     (2)  a public float of 750,000 shares;
     (3)  a market value of public float of $5,000,000;
     (4)  a minimum bid price of $1 per share;
     (5)  400 round lot shareholders;
     (6)  two market makers; and
     (7)  compliance with Nasdaq corporate governance rules.

     Although the Company believes that it will meet each of these requirements as of the first full trading day after the Effective Date, there can be no assurance that such will be the case or that other factors will not cause the Company to fail to meet such requirements. Of particular concern is the Company's ability to maintain the market value of its public float at a minimum level of $5,000,000. The market value of the Company's public float is the aggregate market value of all shares of Common Stock outstanding that are not held, directly or indirectly, by any officer or director of the Company or by any other person who is the beneficial owner of more than 10% of the total shares outstanding. Of the 3,663,971 shares outstanding after the Reverse Stock Split, 2,246,037 shares would be held by insiders. This means that, per the Nasdaq definition, the number of publicly held shares will be 1,417,934. To maintain a $5,000,000 public float value, the post split shares must trade at a minimum of $3.53 per share.

     In the event that the Company is unable to satisfy the requirements for continued listing on The Nasdaq National Market, the Company may also not be able to satisfy the requirements for listing on The Nasdaq SmallCap Market on an ongoing basis either before or after the Reverse Stock Split. The market value of the public float required for The Nasdaq SmallCap Market is only $1,000,000, which means the post split shares would have to trade at a minimum of $0.71 to be in compliance (but note a minimum bid price of $1.00 is required regardless).The requirements for listing on The Nasdaq SmallCap Market are listed below:

     (1) either (a) net tangible assets of $2,000,000, (b) net income in two of the last three years of $500,000, or (c) a market capitalization of $35,000,000;
     (2)  a public float of 500,000 shares;

     (3)  a market value of public float of $1,000,000;
     (4)  a minimum bid price of $1.00 per share;
     (5)  two market makers;
     (6)  300 round lot shareholders; and
     (7)  compliance with Nasdaq corporate governance rules.

     Accordingly, the Company believes that the Reverse Stock Split represents the Company's best opportunity to maintain the $1.00 minimum bid price required for continued listing on either The Nasdaq National Market or The Nasdaq Small Cap Market.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations thereunder, judicial decisions and current administrative rulings and practices, all as in effect on the date hereof and all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

     This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

     Except as discussed below, no gain or loss should be recognized by a stockholder who receives only Common Stock in connection with the transactions contemplated by the Reverse Stock Split. The aggregate tax basis of the shares of Common Stock held by a stockholder following the Reverse Stock Split will equal the stockholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the shares of Common Stock received in exchange therefore in the Reverse Stock Split. Shares of Common Stock received should have the same holding period as the Common Stock surrendered. The receipt of a cash payment in lieu of a fractional interest will result in recognition of gain or loss for federal income tax purposes and the aggregate tax basis of the shares of Common Stock held following the Reverse Stock Split must take into account the gain recognition.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR  THE REVERSE
                                  STOCK SPLIT

ASSUMING THE PROPOSAL IS APPROVED BY THE STOCKHOLDERS, THE COMPANY'S BOARD OF DIRECTORS INTENDS TO IMPLEMENT THE PROPOSAL IF, IN ITS DISCRETION, IT DETERMINES IT TO CONTINUE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. NOTWITHSTANDING STOCKHOLDER APPROVAL OF THE REVERSE STOCK SPLIT, THE BOARD OF DIRECTORS MAY, IN ITS DISCRETION, DELAY IMPLEMENTATION OF THE REVERSE STOCK SPLIT OR ABANDON IT ALTOGETHER IF IT DEEMS IT IN THE BEST INTERESTS OF THE COMPANY.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received by the Company's Secretary not later than March 29, 2001. Any such proposal must comply with the rules and regulations of the Commission. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested, to Astea International Inc., 455 Business Center Drive, Horsham, Pennsylvania 19044,
Attention: Secretary. In addition, the execution of a proxy solicited by the Company in connection with the 2001 Annual Meeting of Stockholders shall confer on the designated proxyholder discretionary voting authority to vote on any stockholder proposal which is not included in the Company's proxy materials for such meeting and for which the Company has not received notice before June 12, 2001.


               OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING

     The Board of Directors of the Company knows of no other business which may come before the Meeting. However, if any other matters are properly presented to the Meeting or any adjournment thereof, the persons named in the proxies will vote upon them in accordance with their best judgment.

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.


                                   By Order of the Board of Directors,

                                   /s/ Zack B. Bergreen
                                   ---------------------
                                   Zack B. Bergreen
                                   Chairman, Chief Executive Officer,
                                   and Secretary

Date:  XXXX  XX, 2001

                                                                      APPENDIX A
                                                                      ----------


                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                           ASTEA INTERNATIONAL INC.


          Astea International Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), does hereby certify:

     FIRST: That the Board of Directors of the Corporation duly adopted resolutions declaring advisable the amendment of the Certificate of Incorporation of the Corporation to effect a combination of the outstanding Common Stock of the Corporation. The resolutions setting forth the proposed amendment are as follows:

          RESOLVED, that without any other action on the part of the Corporation or any other person, on the effective date (the "Effective Date") of the Certificate of Amendment to the Corporation's Certificate of Incorporation, setting forth these resolutions and filed with the Secretary of State of the State of Delaware, every four (4) shares of Common Stock then outstanding shall be automatically converted into one (1) share of Common Stock; and

          RESOLVED FURTHER, that no fractional shares of Common Stock shall be issued upon the conversion of shares pursuant to the preceding resolution. Fractional shares shall entitle the holders thereof to receive an amount in cash equal to the value of such fractional interest as calculated based on the average closing market price of the shares of Common Stock of the Corporation for the five trading days immediately preceding the Effective Date; and

          RESOLVED FURTHER, that following the Effective Date, (i) new stock certificates (the "New Certificates") representing shares of Common Stock shall be issued by the Corporation in exchange for the surrender of stock certificates (the "Old Certificates") representing outstanding shares of Common Stock immediately prior to the Effective Date, and (ii) the Old Certificates shall be deemed canceled, shall not be recognized as evidencing outstanding Common Stock, and shall represent only the right of the holders thereof to receive New Certificates.

     SECOND: That pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with the provisions of Section 222 of the DGCL, at which meeting the necessary number of shares as required by the DGCL were voted in favor of the amendment.

     THIRD: That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

     FOURTH: That this Certificate of Amendment to the Corporation's Certificate of Incorporation shall become effective at the close of business on XXXX XX, 2001.

     IN WITNESS WHEREOF, Astea International Inc. has caused this certificate to be signed by Zack B. Bergreen, its Chief Executive Officer and Secretary, this __________ day of ______, 2001.


                                             __________________________
                                             Zack B. Bergreen
                                             Chairman, Chief Executive Officer
                                             and Secretary

                           ASTEA INTERNATIONAL INC.

                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                BOARD OF DIRECTORS OF ASTEA INTERNATIONAL INC.
            IN CONNECTION WITH THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON XXX  XX, 2001

     The undersigned hereby appoints Zack B. Bergreen and Fredric Etskovitz (the "Proxies"), and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Stockholders (the "Meeting") of Astea International Inc. (the "Company") to be held on XXX XX, 2001, beginning at 10:00 a.m. local time at the Company's corporate offices at 455 Business Center Drive, Horsham, PA 19044. The Proxies shall cast votes according to the number of shares of the Company which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse side, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at the Meeting, and hereby ratifies and confirms all that said Proxies, or any of them, may lawfully do by virtue hereof and thereof.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


[X] Please mark your votes as in this example using dark ink only.

                           DO NOT PRINT IN THIS AREA

       ----------------------------------------------------------------

THIS PROXY WILL BE VOTED AS SPECIFIED WITH RESPECT TO THE ACTIONS TO BE TAKEN ON THE FOLLOWING PROPOSAL. IN THE ABSENCE OF ANY SPECIFICATION, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

REVERSE STOCK SPLIT PROPOSAL. The Company's Certificate of Incorporation is to be amended to effect a reverse stock split of the Company's outstanding Common Stock, whereby every four shares of Common Stock outstanding will be converted into one share of Common Stock.


1.  1:4 REVERSE STOCK SPLIT.

      Vote FOR              Vote AGAINST           ABSTAIN from voting
      the proposal          the proposal           with respect to the proposal
      [  ]                  [  ]                   [  ]


                    --------------------------------------
                           DO NOT PRINT IN THIS AREA
                    --------------------------------------

If any other matters properly come before the Meeting or any adjournment thereof, this proxy will be voted according to the judgment of the persons named on the reverse side as Proxies.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF THE COMPANY AND THE PROXY STATEMENT DATED XXXX XX, 2001.

THIS PROXY IS SOLICITED AND PROPOSED BY THE BOARD OF DIRECTORS OF THE COMPANY, WHICH UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Date:                , 2001                    Date:                 , 2001

     ------------------------                       -------------------------
     Signature                                      Signature if held jointly


Note:   For shares held jointly, each joint owner should personally sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.